UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2008

CompuCredit Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-25751	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 400, Atlanta, Georgia 30328

(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-828-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders of CompuCredit Corporation (the “Company”) held on May 8, 2008, the Company’s shareholders approved the CompuCredit Corporation 2008 Equity Incentive Plan (the “2008 Plan”). The 2008 Plan authorizes the Compensation Committee of the Board of Directors of the Company to grant equity awards to directors, employees (including executive officers), consultants and other service providers, as more fully described and summarized in the Company’s Proxy Statement filed on April 16, 2008. The 2008 Plan, which was included as Appendix A to the Proxy Statement, is incorporated herein by reference. Copies of the Form of Restricted Stock Agreement for Directors, the Form of Restricted Stock Agreement for Employees, the Form of Nonqualified Stock Option Agreement for Directors, the Form of Nonqualified Stock Option Agreement for Employees, the Form of Restricted Stock Unit Agreement for Directors and the Form of Restricted Stock Unit Agreement for Employees are attached hereto as Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5, Exhibit 10.6 and Exhibit 10.7, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	CompuCredit Corporation 2008 Equity Incentive Plan (incorporated herein by reference to Appendix A to our Proxy Statement filed on April 16, 2008)

10.2	Form of Restricted Stock Agreement for Directors

10.3	Form of Restricted Stock Agreement for Employees

10.4	Form of Nonqualified Stock Option Agreement for Directors

10.5	Form of Nonqualified Stock Option Agreement for Employees

10.6	Form of Restricted Stock Unit Agreement for Directors

10.7	Form of Restricted Stock Unit Agreement for Employees

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUCREDIT CORPORATION

Dated: May 8, 2008	By:	/s/ J.Paul Whitehead, III
Name: J.Paul Whitehead, III
Title: Chief Financial Officer

EXHIBIT INDEX

Form 8-K

May 13, 2008

Filed
Exhibit No.	Description	Herewith	By Reference

10.1	CompuCredit Corporation 2008 Equity Incentive Plan (incorporated herein by reference to Appendix A to our Proxy Statement filed on April 16, 2008)		X

10.2	Form of Restricted Stock Agreement for Directors	X

10.3	Form of Restricted Stock Agreement for Employees	X

10.4	Form of Nonqualified Stock Option Agreement for Directors	X

10.5	Form of Nonqualified Stock Option Agreement for Employees	X

10.6	Form of Restricted Stock Unit Agreement for Directors	X

10.7	Form of Restricted Stock Unit Agreement for Employees	X